EXHIBIT 21
SUBSIDIARIES OF REGISTRANT

SUBSIDIARY NAME	INCORPORATION	DATE
Spectrum Pharmaceuticals GmbH NeoJB, LLC	Switzerland Delaware	04/26/97 04/03/02